Exhibit 99.2

Sunbelt Rentals Announces Pricing of $450 million Senior Notes due 2030 and $750 million Senior Notes due 2036

July 7, 2026

Fort Mill, SC. — (BUSINESSWIRE) — Further to yesterday’s announcement regarding the launch of a potential notes offering, Sunbelt Rentals Holdings, Inc. (NYSE: SUNB; LSE: SUNB) (the “Company”) today announced the pricing of the offering of $450,000,000 aggregate principal amount of the Company’s 4.950% Senior Notes due 2030 (the “2030 Notes”) and $750,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”) (the “Notes Offering”). The 2030 Notes and the 2036 Notes were issued at an issue price of 99.627% and 99.048%, respectively, of the principal amount of such Notes. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s direct and indirect subsidiaries. The Notes Offering is expected to close on July 14, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the Notes Offering for general corporate purposes, which may include, among other things, the repayment, refinancing or redemption of the Company’s and its subsidiaries’ existing indebtedness (including amounts under the Company’s existing credit facility), funding capital expenditures, working capital and other business opportunities.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; and, unless so registered, the Notes may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

In the United Kingdom, this announcement is for distribution only to, and is only directed at, qualified persons (as defined in paragraph 15 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024) who (i) are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are high net worth entities or other persons falling within Article

49(2)(a) to (d) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any Notes may lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). This announcement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

Statements made in this announcement that describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this announcement are statements about the Notes Offering and the use of proceeds therefrom. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements. The forward-looking statements speak only as of the date hereof. The Company does not intend, and the Company disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Sunbelt Rentals Holdings, Inc.

Sunbelt Rentals Holdings, Inc., operating primarily as Sunbelt Rentals, is a leading global provider of rental equipment and services based in Fort Mill, South Carolina. Our passionate, customer-centric team of 26,000 employees combines execution-focused resolve with Sunbelt Rentals’ innovative array of rental solutions across a vast network of over 1,600 locations and with a fleet of assets exceeding $19 billion. Sunbelt Rentals is committed to delivering unrivaled quality and support for its customers across an increasingly diverse array of industries, project types and end markets, including construction, live events, maintenance and countless emerging applications ranging from small-scale developments to mega projects.

Investor Contact

Kevin Powers, Senior Vice President, Investor Relations

kevin.powers@sunbeltrentals.com

Media Contact

H/Advisors Abernathy,

Abigail Ruck / Mallory Griffin

abigail.ruck@h-advisors.global / mallory.griffin@h-advisors.global

(212) 371-5999